Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Resource Partners, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673
FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.

Announces Ayres and Torrence Join Alliance Resource Management GP, LLC Board of Directors

TULSA, Oklahoma, January 8, 2007 – Alliance Resource Partners, L.P. (NASDAQ: ARLP) today announced that the Board of Directors of Alliance Resource Management GP, LLC (“Alliance”), the managing general partner of ARLP, has elected Merribel S. Ayres and Wilson M. (Mack) Torrence to the Board of Directors.

Ms. Ayres, 55, a leader in Washington, D.C.’s business and public policy communities for more than two decades, founded the Lighthouse Consulting Group in 1996. The privately held firm provides government affairs and communications expertise, as well as management consulting and business development services, focusing primarily on energy and environmental policy. From 1988 to 1996, Ms. Ayres served as Chief Executive Officer of the National Independent Energy Producers, a Washington trade association representing the independent power supply industry. She is a member of the Aspen Institute Energy Policy Forum and the Deans’ Alumni Leadership Counsel of Harvard University’s Kennedy School of Government. Ms. Ayres holds a B.A. in English Literature from Bryn Mawr College, a post-graduate degree from Trinity College in Dublin, Ireland, and received advanced leadership training at Harvard University’s Kennedy School of Government. In addition to Alliance, Ms. Ayres is a Director of the United States Energy Association (USEA), and serves on the Board of Directors of CMS Energy Corporation (NYSE: CMS), a Michigan-based company that has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, and independent power generation.

Mr. Torrence, 65, retired from Fluor Corporation in 2006 as a Senior Vice President and is currently performing investment and business consulting services for clients in various energy related businesses. Mr. Torrence was responsible at Fluor for the global Project Development, Investment and Structured Finance Group and served as Chairman of Fluor’s Investment Committee. Prior to joining Fluor in 1989, he was President and CEO of Combustion Engineering Corporation’s Waste to Energy Division and during that time also served as Chairman of the Institute of Resource Recovery and a Board member of the National Solid Waste Management Association, both Washington-based industry advocacy organizations. Mr. Torrence began his career at Mobil Oil Corporation, where he held several executive positions, including Assistant Treasurer of Mobil’s International Marketing and Refining Division and Chief Financial Officer of Mobil Land Development Company. He holds Bachelor and Masters degrees in Business Administration from Virginia Tech University. In addition to Alliance, Mr. Torrence serves on the Board of Directors of Cleantech America, LLC, a company involved in the development and commercialization of central station solar generated power projects.

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“Merribel Ayres and Mack Torrence bring to the Alliance organization a wealth of diverse experience and knowledge in various energy related businesses. Their respective backgrounds will serve Alliance well as we identify, evaluate and pursue both internal and external growth projects and opportunities,” said Mr. Joseph W. Craft III, Alliance’s President and CEO.

Ms. Ayres and Mr. Torrence replace Messrs. John J. MacWilliams, Preston R. (Jeff) Miller, and Robert G. Sachse, who have concurrently retired from Alliance’s Board of Directors, but will continue to serve in non-Board capacities. At this time, Alliance does not intend to fill one of the three vacancies and the Board will be comprised of six members, five of whom are outside directors at Alliance. Ms. Ayres and Mr. Torrence will serve on the Compensation and Conflicts Committees, respectively, of the Board of Directors.

“I am pleased that Robert Sachse has returned in a full time capacity as Alliance’s Executive Vice President with a primary focus on marketing and strategic growth opportunities involving our customers. We are also engaged currently in discussions with The Tremont Group, LLC, a private equity investment firm founded by John MacWilliams and Jeff Miller in 2003, concerning The Tremont Group’s involvement with Alliance in implementing and accomplishing our strategic growth initiatives. I am grateful that these three retired Board members will continue to be actively involved – with a greater commitment of time and resources – as part of the Alliance organization, with a combined focus on the internal and external growth of Alliance and its operating assets,” said Mr. Craft.

Alliance Resource Partners, L.P. is a diversified producer and marketer of steam coal to major United States utilities and industrial users. Alliance Resource Partners, the nation’s only publicly traded master limited partnership involved in the production and marketing of coal, is currently the fifth largest coal producer in the eastern United States with operations in all major eastern coalfields. Alliance Resource Partners currently operates eight underground mining complexes in Illinois, Indiana, Kentucky, Maryland and West Virginia.

Partnership news, unit prices and additional information about Alliance Resource Partners, including filings with the Securities and Exchange Commission, are available at http://www.arlp.com. For more information, contact the investor relations department of Alliance Resource Partners at 918-295-7674 or via e-mail at investorrelations@arlp.com

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: increased competition in coal markets and our ability to respond to the competition; fluctuation in coal prices, which could adversely affect our operating results and cash flows; risks associated with the expansion of our operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the domestic coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations or breaches of existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; our productivity levels and margins that we earn on our coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of

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operational, geologic, permitting, labor and weather-related factors; risk associated with major mine-related accidents, such as mine fires or other interruptions; results of litigation; difficulty maintaining our surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty obtaining commercial property insurance, and risks associated with our increased participation (excluding any applicable deductible) in the commercial insurance property program; and, a loss or reduction of the direct or indirect benefit from certain state and federal tax credits, including non-conventional source fuel tax credits.

Additional information concerning these and other factors can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 16, 2006 with the SEC. Except as required by applicable securities laws, the Partnership does not intend to update its forward-looking statements.

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